Spindle and VyaPay Announce Letter of Intent to Form Strategic Alliance

Alliance Would Yield Majority of Benefits of Previously Announced Acquisition Absent Significant Dilution

MESA, AZ--(GLOBE NEWSWIRE – May 16, 2018) - Spindle, Inc. (OTCQB: SPDL) ("Spindle" or "Company"), a provider of payment processing services, today announced that it has entered into non-binding Letter of Intent (“LOI”) to form a strategic alliance with VyaPay. The transaction would supplant the previously anticipated acquisition of VyaPay yielding many of the anticipated benefits and synergies, absent significant new share issuance which would have resulted in material dilution to current shareholders.

Benefits of the alliance are expected to include but are not limited to:

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Use of VyaPay Gateway assuring seamless integration for Spindle derived business

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Enables VyaPay to run business through Spindle that it couldn’t otherwise do as a private company while Spindle participates in rev/profit share

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Joint marketing and revenue sharing of a sophisticated banking platform currently under joint development. Platform expected to possess broad licensing opportunities along with generating merchant processing fees

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Provides advisory agreement with VyaPay CEO, Wain Swapp to provide day-to-day business, merchant account and personnel management services to Spindle

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Spindle preserves right of first option for potential later ability to acquire VyaPay

Dr. Jack Scott, Spindle Interim CEO stated, “While our intention had been to acquire VyaPay, we’re pleased that together we were successful in designing a mutually beneficial alliance yielding the majority of anticipated benefits, while alleviating the need to significantly dilute existing shareholders. This new structure would uniquely allow us to build value while growing in concert with each other. Importantly, the anticipated agreement preserves Spindle’s right to purchase VyaPay at a later to be determined point, post synergies already having been recognized.”

“The team at VyaPay has been working with Spindle for some time behind the scenes on mutual opportunities” stated VyaPay CEO Wain Swapp. “We believe this partnership makes perfect sense, enabling both parties to pursue and capture revenue opportunities neither could recognize independently. While our own growth on a year over year basis has been very strong, we believe partnering with Spindle has the potential of opening multiple new revenue and licensing verticals. Together we have already jointly invested sizeable time and resources in a disruptive banking platform that we believe will have a broad appeal in defined and underserved market segment. We see this partnership as a furtherance of an already valuable relationship. If and when it makes sense to revisit the previously contemplated acquisition, we will look forward to doing so. In the interim, our goal is mutual value creation for both Spindle and VyaPay.”

About Spindle

Spindle, Inc. provides payment processing services to merchants using its Catalyst Gateway, and also acts as an agent, independent contractor or referral partner to broker merchants that it secures to other merchant processors for ongoing fees based on processing volume. Spindle serves Small to Medium-sized Businesses (SMBs) in these capacities. For more information, please visit www.spindle.com.

About VyaPay

VyaPay is committed to bringing the power of payment technology to merchants with innovative and easy-to-use products that are supported by unmatched customer service. As a leader in the industry, our experience gives us the skills to guide our customers through the process of accepting electronic payments by carefully evaluating the specific needs of the business model. This enables us to deliver tailored solutions that maximize efficiency, security, and cost savings. Our solutions comprise a unique, comprehensive blend of bankcard expertise, operational service and support, and technology that accelerates each customer's journey toward an improved bottom line. For more information, please visit www.vyapay.com

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as ''anticipate,'' ''if,'' ''believe,'' ''plan,'' ''estimate,'' ''expect,'' ''intend,'' ''may,'' ''could,'' ''should,'' ''will,'' and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We can give investors no assurance that the transaction will be successfully consummated. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.